                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           FLEMING COMPANIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           FLEMING COMPANIES, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                     N/A
- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
                                     N/A
- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                     N/A
- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                     N/A
- --------------------------------------------------------------------------------
     (5) Total fee paid:
                                     N/A
- --------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                     N/A
- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                     N/A
- --------------------------------------------------------------------------------
     (3) Filing Party:
                                     N/A
- --------------------------------------------------------------------------------
     (4) Date Filed:
                                     N/A
- --------------------------------------------------------------------------------

[FLEMING COMPANIES LOGO]                             6301 Waterford Boulevard
                                                     P.O. Box 26647
                                                     Oklahoma City, OK 73126-0647

- --------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Fleming Companies, Inc. on Wednesday, May 3, 1995, at 10:00 a.m. at the National Cowboy Hall of Fame, 1700 N.E. 63rd Street, Oklahoma City. The meeting is being held for the following purposes:

     1. To elect one director for a term expiring in 1997 and three directors for terms expiring in 1998.

     2. To consider and act upon a proposal to approve the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and Its Subsidiaries, a copy of which is attached to the accompanying Proxy Statement as Exhibit "A".

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for 1995.

     4. To transact other business as may properly come before the meeting or any adjournment.

     The accompanying proxy statement contains complete details on the proposals and other matters. Shareholders of record as of March 6, 1995, are entitled to notice of, and to vote at, the meeting. The company's annual report, including financial statements for the year ended December 31, 1994, is also enclosed.

     We hope you can be with us for this year's meeting. Your participation in the affairs of the company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible.

                                       By Order of the Board of Directors

                                       DAVID R. ALMOND
                                       Senior Vice President
                                       General Counsel and Secretary
Oklahoma City, March 17, 1995

[LOGO]

- --------------------------------------------------------------------------------

PROXY STATEMENT

     This proxy statement, which is being mailed to shareholders on or about March 17, 1995, is furnished in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders on May 3, 1995, including any adjournments.

     The annual meeting is called for the purposes stated in the accompanying notice. All holders of the company's $2.50 par value common stock as of March 6, 1995, are entitled to vote. As of that date, 37,429,250 shares were outstanding. On each matter coming before the meeting, a shareholder is entitled to one vote for each share of stock held as of the record date.

     If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted according to the instructions of the shareholder. If no specific instructions are given, the shares will be voted as recommended by the board of directors.

     A shareholder may revoke his or her proxy any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at the meeting. Otherwise, a shareholder must advise the senior vice president -- general counsel and secretary in writing of revocation of his or her proxy.

     The company will bear the cost of solicitation of proxies. Solicitations will be made primarily by mail, but certain officers or associates of the company may solicit proxies by telephone without additional compensation.

ELECTION OF DIRECTORS

     The company's certificate of incorporation provides that members of the board of directors will be divided into three classes with staggered three-year terms. The certificate requires that at each annual meeting, successors to directors whose terms expire at that meeting will be elected for three-year terms. At its August 1994 meeting, the board of directors decreased the number of directors from 11 to 10 and at its March 1995 meeting, it reapportioned the board into three classes of three, four and three directors with terms expiring in 1995, 1996 and 1997.

     The board of directors has nominated three persons for election as directors to serve for three-year terms expiring in 1998 and has nominated one person for a two-year term expiring in 1997 or until their successors are elected and qualified. All nominees are currently serving as directors and have consented to serve for the new terms. The board of directors unanimously recommends a vote FOR the election of each nominee.

     The persons named on the accompanying proxy card intend to vote in favor of the four nominees listed below. Should any one or more of these nominees become unavailable for election, the proxy will be voted for substitute nominees.

     The election of directors requires a plurality of the votes cast at the meeting. If all nominees are elected, the board will be comprised of 10 members, of which nine are nonmanagement directors and one is an officer of the company.

     The office of the corporate secretary tabulates all votes received before the date of the annual meeting. The company appoints two inspectors of election to receive the tabulation, tabulate all other votes and certify the results of all matters voted upon. Neither the corporate law of the State of Oklahoma, the state in which the company is incorporated, nor the company's certificate of incorporation or bylaws has any specific provisions regarding the treatment of abstentions and broker non-votes. It is the company's policy to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the meeting. The company's bylaws provide that the ratification of the appointment of auditors requires approval by the holders of a majority of the stock having voting power present at the meeting. Therefore, an abstention or broker non-vote will have no effect on the outcome of the election of directors and will have the same effect as a vote against the ratification of the appointment of the auditors.

NOMINEE FOR DIRECTOR TERM EXPIRING IN 1997

                 Nominee (age), year first became a director

                 GUY A. OSBORN (59), 1992

                     Chairman and chief executive officer of Universal Foods
                 Corp. He joined that company in 1971, became president in 1984 and chairman in 1990. He serves on the boards of Firstar Corp. (a bank holding company), Firstar Bank of Milwaukee, Wisconsin Gas Co., WICOR, Inc. (a utility holding company), Milwaukee Metropolitan Association of Commerce, Boys and Girls Club of Greater Milwaukee, Greater Milwaukee Committee and Alverno College and is a trustee of Northwestern Mutual Life Insurance Company.

                     Member of the compensation and organization committee and
                 the nominating committee.

NOMINEES FOR DIRECTOR TERMS EXPIRING IN 1998

                 ROBERT E. STAUTH (50), 1993

                     Chairman, president and chief executive officer. Mr. Stauth has been associated with Fleming for a total of 21 years. He first joined the company in 1966, and after leaving for a brief time to serve in senior management positions at two retail chains, he rejoined the company in 1977. In 1987, Mr. Stauth was elected vice president, serving at the Phoenix division. In 1991, he was promoted to senior vice president -- Western Region, and in 1992 was named executive vice president -- division operations. In April 1993, Mr. Stauth was named president and chief operating officer. He was elected to the board the following June. In October of the same year, Mr. Stauth became the chief executive officer and assumed the role of chairman at the 1994 shareholders' meeting. He serves as a member of the board of directors of IGA, Inc., the National American Wholesale Grocers Association (NAWGA), for which he serves on the government relations and nominating committees, the Oklahoma State Chamber of Commerce, and the Oklahoma Business Roundtable. He also serves on the executive steering committee on ECR and the industry relations committee for the Food Marketing Institute (FMI). Additionally, he serves on the Advisory Boards of the University of Oklahoma's College of Business Administration and Kansas State University.

                 ARCHIE R. DYKES (64), 1981

                     Chairman and chief executive officer of Capital City
                 Holdings, Inc. (a venture capital organization). He is a director of Whitman Corp., Bradford Capital Partners, the Employment Corporation and Pet Inc. A former chancellor of the University of Kansas and of the University of Tennessee, Mr. Dykes also serves as a trustee of the Kansas University Endowment Association and of the William Allen White Foundation.

                     Chairman of the audit and finance committee and member of
                 the nominating committee.

                 JOHN A. McMILLAN (63), 1992

                     Co-chairman of the board of Nordstrom, Inc. (specialty
                 store chain). Mr. McMillan has been associated with Nordstrom for over 35 years, and has served as a member of the office of chief executive officer since 1971. He was named co-chairman of the board in 1991. He is a member of the board of directors of the Fred Hutchinson Cancer Center and of the board of trustees of Seattle University. He also serves on the board of the Seattle YMCA.

                     Member of the compensation and organization committee and
                 the nominating committee.

DIRECTORS WHOSE TERMS EXPIRE IN 1996

                 JAMES G. HARLOW, JR. (60), 1977

                     Chairman, president and chief executive officer of Oklahoma
                 Gas & Electric Co. Mr. Harlow has been associated with this electric utility company since 1961 and has served as chairman since 1982. Mr. Harlow is a director of Massachusetts Mutual Life Insurance Co. and AEGIS Insurance Services, Inc. He was chairman of Edison Electric Institute in 1991. He is chairman of the board of trustees of the University of Oklahoma Foundation and is a trustee of Oklahoma City University.

                     Chairman of the compensation and organization committee and member of the nominating committee.

                 EDWARD C. JOULLIAN III (65), 1984

                     Chairman and chief executive officer of Mustang Fuel Corp.
                 (energy development and services) since 1976. Mr. Joullian is a director of The LTV Corp. and American Fidelity Co. He is also chairman of the World Scout Foundation, vice president of Joullian Vineyards, Ltd. and trustee of the Colonial Williamsburg Foundation.

                     Member of the audit and finance committee and the
                 nominating committee.

                 HOWARD H. LEACH (64), 1974

                     President of Leach McMicking & Co. (private investment
                 banking firm) and Leach Capital Corporation, chairman of Hunter Fan Company (manufacturer of ceiling fans) and two California agri-business corporations. He is chairman of the Board of Regents of the University of California and chairman of Foley Timber Company, Inc., a timber management company. He is also a director of Frye Copysystems, Inc.

                     Chairman of the nominating committee and member of the
                 compensation and organization committee.

                 DEAN WERRIES (65), 1979

                     Mr. Werries has been associated with Fleming for 39 years.
                 He was named president and chief operating officer in 1981, chief executive officer in 1988 and chairman of the board in 1989. Mr. Werries relinquished the position of president to John E. Moll in 1989 but reassumed this position upon Mr. Moll's retirement in 1992. Mr. Werries retired as president and chief executive officer in 1993 and retired as chairman in 1994. Mr. Werries is past chairman and a director of the Food Marketing Institute. He is a director of Sonic Industries, Inc. and Carr-Gottstein Foods Co. He is a trustee of the Food Industry Crusade Against Hunger, the Oklahoma School of Science and Mathematics and a member of the board of governors of Oklahoma Christian University of Science and Arts. In February 1995, Mr. Werries was appointed Secretary of Commerce for the State of Oklahoma by Governor Frank Keating.

                     Member of the audit and finance committee and the
                 nominating committee.

DIRECTORS WHOSE TERMS EXPIRE IN 1997

                 CAROL B. HALLETT (57), 1993

                     Senior government relations advisor with Collier, Shannon,
                 Rill & Scott, Washington, D.C. Prior to joining Collier, Shannon, Rill & Scott in February 1993, Mrs. Hallett served as the Commissioner of the United States Customs Service from November 1989 through January 1993. From September 1986 to May 1989, she served as the U.S. Ambassador to The Commonwealth of the Bahamas. From July 1983 to August 1986, Mrs. Hallett served as the national vice chairman and field director of Citizens for America. Mrs. Hallett also served three terms in the California legislature and as minority leader in the State Assembly. Mrs. Hallett is a director of Litton Industries, Inc., Radix Group International, and the American Association of Exporters and Importers (AAEI). She is a trustee for the Junior Statesmen of America and the United States Naval Institute. Mrs. Hallett also serves on the President's Cabinet of California Polytechnic State University.

                     Member of the audit and finance committee and nominating
                 committee.

                 LAWRENCE M. JONES (63), 1972

                     Retired chairman of the board of directors and chief
                 executive officer, The Coleman Co., Inc. (manufacturer of outdoor recreational products and associated equipment). Prior to rejoining Coleman in 1989, Mr. Jones served for 18 months as Fleming's vice chairman and chief financial officer. Before that, he was president of Coleman from 1976 to 1985, and chairman of the executive committee from 1985 to 1987. Mr. Jones continues to serve on the board of The Coleman Co., Inc. and is a director of Fourth Financial Corp. and Union Pacific Corp.

                     Member of the audit and finance committee and the
                 nominating committee.

THE BOARD OF DIRECTORS

     Meetings of Directors. During the past year, the board of directors had five regular and three special meetings, which included two telephone meetings. Each director attended 75% or more of the meetings of the board and of committees of which he or she was a member except for Mr. Osborn who attended five of the eight board meetings and was unable to attend the May and August meetings of the compensation and organization committee.

     Compensation of Directors. The company pays an annual retainer of $20,000 to nonmanagement directors, plus a fee of $1,000 for each board and committee meeting attended and an additional $250 for each committee meeting chaired. Such amounts together with the value of the stock equivalent units described below yield actual annual compensation of approximately $40,000 for each director. Directors are not compensated for participation in telephone meetings of the board of directors or of its committees. In 1992, the company established the Directors' Stock Equivalent Plan under which nonmanagement members of the board may be awarded stock equivalent units within certain limits set forth in the plan. These units represent the right to receive cash equal to the value of shares of common stock when the director ceases to serve, according to the terms of the grant. Upon payment of the stock equivalent units, the company will also pay cash to the participant in an amount equal to dividends or distributions which he or she would have received if the stock equivalent units had been awarded as shares of common stock rather than stock equivalent units. In February 1994, each nonmanagement director was awarded 536 stock equivalent units having a value at that time of $25.13 per unit; however, the board determined not to make any such awards for 1995.

     Upon his retirement as chairman in 1994, Dean Werries entered into a three year consulting agreement with the company for $200,000 per year plus reimbursement of reasonable business, travel and other expenses in consideration of his agreeing to provide advisory and consulting services to the company. In addition, Mr. Werries also receives retirement benefits pursuant to the company's defined benefit plan (the "Pension Plan") and Supplemental Retirement Plan (the "SRP"). See "Pension Plan."

COMMITTEES OF THE BOARD

     The board of directors has three standing committees. The principal responsibilities of each are as follows.

     Audit and Finance Committee. The committee focuses primarily on ethical and regulatory matters and on the effectiveness of the company's accounting policies and practices, financial reporting and internal controls, and the internal audit function. The committee oversees company policies and programs with respect to ethical standards and regulatory compliance. It annually reviews the selection of independent auditors and, after consultation with management, recommends the appointment of independent auditors for board approval and shareholder ratification. It reviews and discusses the scope of the annual audit with management and the independent auditors and may request additional review and audit procedures. The committee reviews and discusses the annual report of the auditors and the auditors' observa-tions and suggestions regarding accounting and control policies, procedures and organization, and their adequacy. The committee makes recommendations, as appropriate, to management based on the auditors' suggestions. The committee reports its findings to the board at least annually. The committee met twice during 1994.

     Compensation and Organization Committee. The committee oversees the company's compensation and benefit policies and programs. The committee reviews the objectives, structure, cost and administration of major compensation and benefit policies and programs. It annually reviews officers' salaries, stock options, and other management incentives, and administers the company's stock option and management incentive plans. The stated policy of the committee is to motivate the company's executive officers and other associates to enhance the company's financial performance by focusing on specific business objectives. It also makes recommendations regarding the selection of the chief executive officer. The committee met three times during 1994.

     Nominating Committee. The committee develops and recommends to the board guidelines and criteria for selecting persons to serve as directors. It recommends nominees for election at the annual meeting and candidates to fill board vacancies. The committee considers and makes recommendations regarding the composition of the board. The committee met once during 1994.

     The committee will consider nominees recommended by shareholders if such nomination is made pursuant to timely notice in writing in strict accordance with the company's bylaws. A shareholder desiring to make a nomination should contact the senior vice president -- general counsel and secretary to obtain a copy of the bylaws.

SECURITY OWNERSHIP OF MANAGEMENT

     The total number of shares of common stock beneficially owned as of January 16, 1995 by each of the present directors, nominees, the chief executive officer and each of the other five most highly compensated executive officers, and all of the directors and executive officers as a group, are as follows:

                                                           AMOUNT AND NATURE OF
                                                                BENEFICIAL
                     NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)
        -----------------------------------------------------------------------
        Robert E. Stauth...................................         57,929(2)
        Archie R. Dykes....................................          4,001(3)
        Carol B. Hallett...................................            395
        James G. Harlow, Jr................................          1,883(4)
        Lawrence M. Jones..................................          4,693
        Edward C. Joullian III.............................          3,000(5)
        Howard H. Leach....................................         12,200
        John A. McMillan...................................          3,000
        Guy A. Osborn......................................          1,000
        Dean Werries.......................................         62,030(6)
        Gerald G. Austin...................................         57,244(7)
        E. Stephen Davis...................................         52,561(8)
        Thomas L. Zaricki..................................          7,250(9)
        Glenn E. Mealman...................................         38,270(10)
        James E. Stuard....................................         46,103(11)
        All directors and executive officers as a group
          (25).............................................        477,938(12)
                                                           ====================

- ---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person and he or she has sole voting and investment power with respect to such shares. The shares represent less than 1% for each person listed, and approximately 1.28% for all directors and executive officers as a group, of the total shares outstanding.

(2) Consists of 7,229 shares owned directly by Mr. Stauth for which he has sole voting and investment power, 26,700 shares under options presently exercisable and 24,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(3) Consists of 3,416 shares owned directly by Mr. Dykes for which he has sole voting and investment power, and 585 shares owned jointly by Mr. Dykes and his wife with whom he shares voting and investment power.

(4) Consists of 1,539 shares owned directly by Mr. Harlow for which he has sole voting and investment power, and 344 shares owned jointly with his wife with whom he shares voting and investment power.

(5) Owned by a limited partnership in which Mr. Joullian is a general partner and for which he shares voting and investment power with the remaining general partners.

(6) Consists of 42,658 shares owned directly by Mr. Werries, and 19,372 shares owned by a partnership in which Mr. Werries is the general partner, for all of which he has sole voting and investment power.

(7) Consists of 12,250 shares owned directly by Mr. Austin for which he has sole voting and investment power, 29,500 shares under options presently exercisable, 6,894 shares owned jointly by Mr. Austin and his wife with whom he shares voting and investment power, 600 shares owned by his wife and 8,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(8) Consists of 7,061 shares owned directly by Mr. Davis for which he has sole voting and investment power, 29,500 shares under the options presently exercisable, 8,000 shares owned jointly by Mr. Davis and his wife with whom he shares voting and investment power and 8,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(9) Consists of 1,000 shares owned directly by Mr. Zaricki for which he has sole voting and investment power, 2,250 shares under options presently exercisable and 4,000 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(10) Consists of 5,068 shares owned directly by Mr. Mealman for which he has sole voting and investment power, 24,200 shares under options presently exercisable, 4,202 shares owned jointly by Mr. Mealman and his wife with whom he shares voting and investment power and 4,800 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(11) Consists of 6,203 shares owned directly by Mr. Stuard for which he has sole voting and investment power, 28,100 shares under options presently exercisable, 7,000 shares owned jointly by Mr. Stuard and his wife with whom he shares voting and investment power and 4,800 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which he has sole voting power.

(12) Includes 115,865 shares for which directors and executive officers have sole voting and investment power, 61,773 shares for which they share voting and investment power with others, 198,700 shares under options presently exercisable, and 101,600 shares awarded under the 1990 Stock Incentive Plan, subject to forfeiture, for which they have sole voting power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each known shareholder of the company who beneficially owns more than 5% of the company's common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned according to information made available to the company as of February 15, 1995.

                                                AMOUNT AND NATURE OF     PERCENT
               NAME AND ADDRESS                 BENEFICIAL OWNERSHIP     OF CLASS
- ----------------------------------------------  --------------------     --------
FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109...................      4,101,534(1)          10.96%
Sanford C. Bernstein & Co., Inc.
767 Fifth Avenue
New York, New York 10153......................      3,414,676(2)           9.12%
INVESCO PLC
11 Devonshire Square
London EC2M 4YR
England.......................................      2,394,150(3)           6.40%

- ---------------

(1) FMR Corp. has the sole power to vote 174,524 shares and the sole power to dispose of all shares

(2) Sanford C. Bernstein & Co., Inc. has sole power to vote 1,864,241 shares and to dispose of all shares.

(3) INVESCO PLC shares the power to vote and dispose of all shares.

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the compensation information for the chief executive officer and the four other most highly compensated executive officers and James E. Stuard, the former executive vice president -- division operations of the company, who retired effective December 1, 1994 and who would have been one of the four most highly compensated executive officers but for the fact that he was not an executive officer of the company as of December 31, 1994, for services rendered in all capacities during the fiscal years ended December 31, 1994, December 25, 1993 and December 26, 1992.

                                                                                 LONG TERM COMPENSATION
                                                                                         AWARDS
                                          ANNUAL COMPENSATION                    ----------------------
                            ------------------------------------------------     RESTRICTED
                                                                OTHER ANNUAL       STOCK                     ALL OTHER
   NAME AND PRINCIPAL                                           COMPENSATION       AWARDS       OPTIONS     COMPENSATION
        POSITION            YEAR     SALARY($)     BONUS($)         ($)(1)          ($)(2)        (#)           ($)
- ------------------------    ----     ---------     --------     ------------     ----------     -------     ------------
Robert E. Stauth            1994      501,328      311,531            288          598,500      90,000             --
Chairman, President and     1993      325,186           --            174               --          --             --
Chief Executive Officer     1992      211,320       73,343            174               --          --             --
Gerald G. Austin            1994      315,583      154,282            570          199,500      30,000             --
Executive Vice President    1993      257,432           --            570               --          --             --
Operations                  1992      240,938       35,041            288               --          --             --
E. Stephen Davis            1994      242,135      118,013            288          199,500      30,000             --
Executive Vice President    1993      212,751           --            288               --          --             --
Scrivner Group              1992      205,775       23,150            288               --          --             --
Thomas L. Zaricki           1994      223,192       89,565         39,350           99,750      15,000             --
Senior Vice President       1993       29,508           --         19,278               --          --             --
Retail Operations           1992           --           --             --               --          --             --
Glenn E. Mealman            1994      235,465       87,597          1,002          119,700      18,000             --
Executive Vice President    1993      226,745       54,489            570               --          --             --
National Accounts           1992      222,535       31,101            570               --          --             --
James E. Stuard             1994      277,741      120,089          1,002          119,700      18,000         50,000(3)
Former Executive            1993      242,368       38,421            570               --          --         50,000(3)
Vice President              1992      237,799       68,023            570               --          --             --
Division Operations

- ---------------

(1) The company provides term life insurance to all associates generally, and there is no imputed income to the associate with respect to the first $50,000 of coverage except for highly compensated associates. Accordingly, the company is required to impute income to the named individuals with respect to the first $50,000 of coverage and reimburses them for its tax effect. The amounts shown in this column reflect such tax reimbursement amounts. The amounts opposite Mr. Zaricki's name reflect the advancement of certain relocation expenses.

(2) The restricted stock awards reported in this column were made pursuant to the company's 1990 Stock Incentive Plan. The listed awards were made on February 16, 1994 and the market price per share on the date of grant was $24.9375. These restricted shares vest in twenty percent (20%) increments over a ten-year period (the "Performance Cycle") in the event the price of the company's common stock reaches certain specified target prices. Unearned restricted stock will be forfeited at the end of the Performance Cycle. If and to the extent paid on the company's common stock generally, dividends declared and paid by the company on the shares of restricted stock are accrued and not paid until the vesting requirements are met. As of the last day of fiscal 1994, there were held in escrow for Mr. Stauth 24,000 restricted shares with a value of $558,000, Mr. Austin 8,000 restricted shares with a value of $186,000, Mr. Davis 8,000 restricted shares with a value of $186,000, Mr. Zaricki 4,000 restricted shares with a value of $93,000, Mr. Mealman 4,800 restricted shares with a value of $111,600 and Mr. Stuard 4,800 restricted shares with a value of $111,600.

(3) The $50,000 paid in each of 1993 and 1994 represent payments under a consulting agreement. See "Termination of Employment and Change of Control Arrangements -- Other Arrangements."

REPORT OF THE COMPENSATION COMMITTEE

EXECUTIVE OFFICERS

     The policy of the compensation and organization committee (the "Committee"), implemented through the compensation programs described below, is to motivate executive officers and other associates to enhance the company's financial performance by focusing attention on specific business objectives emphasizing teamwork among associates and to reward such executive officers and other associates based on corporate and individual performance.

     Compensation for the company's executive officers is generally comprised of base salary, bonus and awards of stock options or restricted stock. Decisions with respect to compensation, except for that of the chief executive officer (the "CEO"), are made by the Committee, composed of four nonmanagement directors, upon the recommendation of the CEO. The Committee separately determines the CEO's compensation. The Committee's decisions are submitted to the full board of directors for its information and review only. Earnings of the company and the market value of its stock are considered subjectively by the members of the Committee in setting the CEO's and other executive officers' base salaries. Also, some bonus awards are based in part on earnings performance. The CEO who is also a director does not participate in the board's review of the Committee's decisions regarding his compensation. Decisions about awards under certain of the company's stock-based compensation plans are made solely by the Committee in order for awards to comply with Securities and Exchange Commission Rule 16b-3.

     Salary. In determining salary for fiscal 1994, the Committee relied on the company's salary administration program, the objectives of which are to attract, retain and motivate productive executive officers and other management associates. For each job classification, the program requires a written job description, an evaluation of the job with assigned points based on the nature of the job, its functions and the level of the position, and an assigned salary range based on the total point value. Annual salaries are adjusted based on individual performance. In addition, each member of the Committee reviews the earnings of the company and the market value of the company's common stock for the previous fiscal year-end, and, based on these factors, the Committee makes a subjective determination of the nature and extent of salary adjustments. The Committee generally sets salaries in the high end of the assigned salary range. In order to measure competitiveness, the Committee also considers salary surveys comparing company jobs with similar jobs held by employees of companies included in the company's peer group. See "Company Performance." The company believes its executive salaries are generally higher than executive salaries of companies in its peer group with the exception of SUPERVALU, Inc.

     Bonuses. Bonus awards are determined, within the Committee's discretion, with reference to company and individual performance measured against criteria established under the Fleming Companies, Inc. Incentive Compensation Program ("FICP"). The Committee establishes the company criteria annually in February or March, which criteria may be adjusted based on internal and external business factors. Pursuant to the FICP, the Committee assigns a weight to each criterion, which, in conjunction with targets for each criterion, guides the Committee's determination of performance units earned by each executive officer. When the executive officer's performance units equal a predetermined number, he becomes eligible to receive a bonus. Bonuses under the FICP for 1994 for executive officers were based fifty percent on the attainment by the company of targeted goals based on sales (20%) and earnings (30%) of the company's core business operations (the "Corporate Objectives"). The remaining fifty percent was tied to the attainment of specified key business objectives (40%) and specified personal objectives (10%) (collectively, the "Other Objectives"). The Other Objectives are unique to each of the executive officers and are designed to reflect specifically expected achievements related to the company generally or the division or by the corporate sub unit for which such executive officer has primary responsibility as well as certain specified personal goals.

     Although the company failed to meet the earnings goal, it exceeded the top target goal for the sales portion of the Corporate Objectives such that each executive officer received the maximum number of performance units associated with such objective. When combined with the performance units earned in connection with their achievement of the Other Objectives, each executive officer was eligible for a bonus for 1994. However, since the achievement of the sales portion of the Corporate Objectives was due in part to a large acquisition by the company which was completed in August 1994, the Committee utilized its discretion under the FICP and reduced bonus awards to executive officers by twenty-eight and one-half percent (28.5%).

     Bonuses for the executive officers and other corporate officers of the company (currently totalling 25 in number) for 1995 and future years will be determined under the Economic Value Added Incentive Bonus Plan if approved by the shareholders at this annual meeting. Bonuses for all other eligible associates for 1995 will be determined under the FICP. See "Economic Value Added Incentive Bonus Plan."

     Restricted Stock and Stock Options. As described in footnote two to the Summary Compensation Table above, pursuant to the 1990 Stock Incentive Plan, the Committee can award restricted stock to executive officers and other key management associates which vests upon the attainment of targeted profit and/or other performance criteria. The Committee believes that restricted stock awards build stock ownership and provide a long-term focus since the stock is restricted from being sold, transferred, or assigned until vested, and is forfeitable. Awards granted in 1990 and 1991 representing 56,467 shares of restricted stock, of which 5,860 shares were held by Mr. Stauth, 6,255 shares by Mr. Austin, 5,177 shares by Mr. Davis, 5,608 shares by Mr. Mealman, and 6,183 by Mr. Stuard, were forfeited as of December 31, 1994, the end of the performance cycle, because the targeted profit and performance criteria were not attained as to those shares. In February 1994, the Committee awarded a total of 101,600 shares of restricted stock to its executive officers, the vesting of which is tied to targeted increases in the price of the company's common stock. The named executive officers each were awarded shares of restricted stock. See "Summary Compensation Table." The Committee's decisions as to the number of shares awarded to each executive officer were based on the nature of the executive's position and the level of responsibility associated with such position.

     Pursuant to the company's 1990 Stock Option Plan, at March 1, 1995 there were 94,050 options available for grant to executive officers and other key management associates. In February 1994, the Committee granted a total of 384,000 options to its executive officers of which 256,000 were performance options, the exercisability of which is tied to targeted increases in the price of the company's common stock. The named executive officers each received stock options and performance related stock options. See "Stock Option
Information -- Option Grants." The Committee's decision as to the number of options granted to each executive officer was based on the nature of the executive's position and the level of responsibility associated with such position.

CHIEF EXECUTIVE OFFICER

     The salary for the CEO was determined by the Committee in accordance with the policies set forth above for all executive officers. In order to reflect his leadership, responsibilities and vision with respect to the company, the CEO received a 17 percent merit increase in February 1994. In August 1994, he received an additional seven percent salary increase based on the closing of an acquisition which increased the size of the company by one-third.

     The bonus for the CEO was based on the attainment by the company of the sales portion of the Corporate Objectives and the attainment by the CEO of the Other Objectives with the same weighing as set forth above for all executive officers. In the case of the CEO, his Other Objectives were comprised of (i) 15 key business objectives relating to, among other things, the reengineering of the company, the development of the Economic Value Added Incentive Bonus Plan (see "Economic Value Added Incentive Bonus Plan"), implementation of a new flexible marketing plan and the development of a strategy for long-term growth of shareholder value and (ii) five personal objectives relating to, among other things, communications with associates and communications with shareholders and others. The bonus award for the CEO was determined by the Committee in accordance with the FICP and the achievement by the company of the top target goal for the sales portion of the Corporate Objectives and attainment by the CEO of 18 out of 20 of his Other Objectives. However, as with the other executive officers, the CEO's bonus was reduced by twenty-eight and one-half percent (28.5%) in view of the fact that the achievement of the sales portion of the Corporate Objectives was due in part to the closing of a large acquisition.

     The CEO was also awarded 24,000 shares of restricted stock, valued at the date of grant at $598,500 and a total of 90,000 stock options, 60,000 of which are performance related options. The number of shares of restricted stock awarded and the number and type of stock options granted to the CEO were based on his position and level of responsibilities.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Although no executive officer's salary for fiscal 1994 exceeded the limitations on deductibility under Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)"), the Committee has adopted and the board of directors has ratified the following policy regarding Section 162(m):

     Section 162(m) limits the deductibility of certain compensation paid by the company to certain of its executive officers. For fiscal 1994, Section 162(m) did not apply to any compensation paid to an executive officer by the company. However, it is possible that future circumstances may warrant compensation payments which will not qualify as a tax deductible expense. It shall be the policy of the Committee to compensate executive officers based on performance, and the Committee recognizes that flexibility with respect to the payment of compensation must be insured in order to maintain this policy. Accordingly, although the Committee will to the extent possible attempt to qualify all compensation payments for deductibility under Section 162(m), circumstances may arise which require it to authorize compensation which is not deductible under Section 162(m).

                James G. Harlow, Jr., Chairman     John A. McMillan
                Howard H. Leach                    Guy A. Osborn

COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the company, the S&P 500 composite index and an index of peer companies selected by the company with the investment weighted based on market capitalization at the beginning of each year.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG FLEMING, S&P 500 INDEX, & PEER INDEX

                                    FLEMING
      MEASUREMENT PERIOD          COMPANIES,
    (FISCAL YEAR COVERED)            INC.           S&P 500       PEER INDEX
1989                                       100             100             100
1990                                       121              97              93
1991                                       121             126             103
1992                                       116             136             112
1993                                        94             150             123
1994                                        93             152              99

     The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each year for the company, the peer group and the S&P 500 composite is based on the stock price or composite index at the end of calendar 1989.

     Companies in the peer group are as follows: Fleming Companies, Inc., SUPERVALU, Inc., Nash Finch Co., Super Food Services, Inc., Richfood Holdings, Inc., and Super Rite Corp. Due to unavailable data, performance for Super Rite Corp. in the peer index has been excluded for the years 1989 through 1991.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The company's Compensation and Organization Committee consists of James G. Harlow, Jr., chairman, Howard H. Leach, John A. McMillan and Guy A. Osborn.

STOCK OPTION INFORMATION

OPTION GRANTS

     The following table sets forth information concerning the grant of stock options to the named executive officers during the fiscal year ended December 31, 1994.

OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

                                                     % OF TOTAL
                                  NUMBER OF           OPTIONS       EXERCISE OR
                                  SECURITIES         GRANTED TO        BASE                      GRANT DATE
                              UNDERLYING OPTIONS    EMPLOYEES IN       PRICE       EXPIRATION     PRESENT
            NAME              GRANTED (#)(1)(2)     FISCAL YEAR       ($/SH)          DATE       VALUE $(3)
- ----------------------------  ------------------    ------------    -----------    ----------    ----------
Robert E. Stauth............        30,000               5.6          24.9375        2-15-04       141,720
                                    60,000               6.1          24.9375        2-15-04       283,440
Gerald G. Austin............        10,000               1.9          24.9375        2-15-04        47,240
                                    20,000               2.0          24.9375        2-15-04        94,480
E. Stephen Davis............        10,000               1.9          24.9375        2-15-04        47,240
                                    20,000               2.0          24.9375        2-15-04        94,480
Thomas L. Zaricki...........         5,000               0.9          24.9375        2-15-04        23,620
                                    10,000               1.0          24.9375        2-15-04        47,240
Glenn E. Mealman............         6,000               1.1          24.9375        2-15-04        28,344
                                    12,000               1.2          24.9375        2-15-04        56,688
James E. Stuard.............         6,000               1.1          24.9375        2-15-04        28,344
                                    12,000               1.2          24.9375        2-15-04        56,688

- ---------------

(1) The listed options are a combination of (i) stock options which are exercisable in four twenty-five percent (25%) increments on the first through fourth anniversaries of the date of grant ("Stock Options") and
    (ii) stock options which are exercisable in ten percent (10%) increments only if the price of the company's common stock reaches certain specified target prices ("Performance Stock Options). The Stock Option information appears on the first line opposite the executive's name and the Performance Stock Option information appears on the second line opposite the executive's name.

(2) The vesting of all listed options accelerates in the case of a change of control of the company. See "Termination of Employment and Change in Control Arrangements -- Other Arrangements."

(3) Based on Black-Scholes option pricing model adapted for use in valuing executive stock options. The estimated values under the model are based on assumptions as to variables such as risk free interest rate, stock price volatility and future dividend yield as follows: the options are assumed to be exercised at the end of the ten year term; yield volatility of 19.00; annual dividend yield of 5.1% and a risk free rate of return of 7.9%.

OPTION EXERCISES

     The following table sets forth information concerning each exercise of stock options by the named executive officers during the fiscal year ended December 31, 1994 with information regarding the value as of the fiscal year-end of any unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                            NUMBER OF
                                                                           SECURITIES       VALUE OF
                                                                           UNDERLYING      UNEXERCISED
                                                                           UNEXERCISED    IN-THE-MONEY
                                                                           OPTIONS AT      OPTIONS AT
                                                                           FY-END (#)      FY-END ($)(1)
                                                                          -------------   -------------
                                   SHARES ACQUIRED                        EXERCISABLE/    EXERCISABLE/
              NAME                 ON EXERCISE (#)   VALUE REALIZED ($)   UNEXERCISABLE   UNEXERCISABLE
- ---------------------------------  ---------------   ------------------   -------------   -------------
Robert E. Stauth.................          --                  --         26,700/76,500       --
Gerald G. Austin.................          --                  --         29,500/25,500       --
E. Stephen Davis.................          --                  --         29,500/25,500       --
Thomas L. Zaricki................          --                  --          2,250/12,750       --
Glenn E. Mealman.................          --                  --         24,200/15,300       --
James E. Stuard..................          --                  --         28,100/15,300       --

- ---------------

(1) The values shown in this column are based on a market price of the company's common stock at 1994 fiscal year-end of $23.25 per share. None of the options held at the end of the fiscal year was in-the-money.

PENSION PLAN

     The following table illustrates estimated annual benefits payable under the company's Pension Plan to the named executive officers upon retirement, assuming retirement at age 65, including amounts attributable to the company's SRP which provides benefits that would otherwise be denied participants due to certain limitations on qualified benefit plans in the Internal Revenue Code of 1986, as amended (the "Code"):

                               Pension Plan Table

                                Years of Service

- -------------------------------------------------------------------------------------------------
    REMUNERATION         10         15         20         25         30         35         40
- -------------------------------------------------------------------------------------------------
   $250,000.........  $ 125,000  $ 137,500  $ 150,000  $ 162,500  $ 175,000  $ 187,500  $ 200,000
    300,000.........    150,000    165,000    180,000    195,000    210,000    225,000    240,000
    350,000.........    175,000    192,500    210,000    227,500    245,000    262,500    280,000
    400,000.........    200,000    220,000    240,000    260,000    280,000    300,000    320,000
    450,000.........    225,000    247,500    270,000    292,500    315,000    337,500    360,000
    500,000.........    250,000    275,000    300,000    325,000    350,000    375,000    400,000
    550,000.........    275,000    302,500    330,000    357,500    385,000    412,500    440,000
    600,000.........    300,000    330,000    360,000    390,000    420,000    450,000    480,000
    650,000.........    325,000    357,500    390,000    422,500    455,000    487,500    520,000
    700,000.........    350,000    385,000    420,000    455,000    490,000    525,000    560,000
    750,000.........    375,000    412,500    450,000    487,500    525,000    562,500    600,000
    800,000.........    400,000    440,000    480,000    520,000    560,000    600,000    640,000
    850,000.........    425,000    467,500    510,000    552,500    595,000    637,500    680,000

     The estimated number of years of credited service for each of the named executive officers is as follows: Mr. Stauth, 18; Mr. Austin, 35; Mr. Davis, 34; Mr. Zaricki, 1; Mr. Mealman, 37, and Mr. Stuard, 30.

     Benefit amounts payable under the Pension Plan are (i) payable on a straight life basis computed as a percentage of final average compensation (consisting of salaries, wages, commissions and bonuses) for the five calendar plan years during the last ten years of the associate's career for which such average is the highest, (ii) subject to offset for Social Security and (iii) limited by the Employee Retirement Income Security Act of 1974, as amended, and by the Code. There is also an additional dollar limitation on benefits which an associate may earn under all of the company's qualified pension plans.

     The SRP is a defined benefit supplementary plan which provides retirement benefits for each of the named executive officers with the exception of Mr. Zaricki who is not a participant in the plan. Benefit amounts payable under the SRP are intended to provide a retirement benefit which is offset by amounts payable from other retirement plans, including the Pension Plan and Social Security payments. The SRP benefit is based upon a percentage of the participant's total highest annual compensation paid during the last three years of employment. The percentage ranges from 50% to 80%. Retirement payments commence upon retirement after age 65 (or with the consent of the company, after age 55) or upon termination of an eligible associate within three years after a change of control of the company. See "Termination of Employment and Change in Control Arrangements -- SRP and Trust Agreement."

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Employment Agreements. On March 2, 1995, the company entered into employment agreements with all of the named executives with the exception of Mr. Stuard (See "-- Other Arrangements"). The provisions of the employment agreements are effective upon a "change of control" of the company (as defined in the agreements) and for a period of three years thereafter. Upon a change of control, the executive is to receive an annual base salary equal to the greater of (i) his base salary at the time of the change of control and (ii) the highest average annual base salary paid to the executive during any of the three out of the five fiscal years immediately preceding the change of control which yield the highest annual base salary. In addition, the executive will receive an annual bonus equal to the highest annual bonus paid to the executive during any of the five fiscal years immediately preceding the change of control. The executive will also be entitled to all of the benefits and to participate in all of the plans in effect immediately preceding the change of control that are available to other key management associates.

     Pursuant to the terms of the employment agreements, in the event following a change of control, or in anticipation of a change of control, the executive is terminated for other than "cause" (as such term is defined in the agreement), death or disability or he terminates his employment for "good reason" (as such term is defined in the agreement), then the executive is to receive a lump sum cash payment comprised of the following amounts: (i) his base salary through the date of termination at the annual rate in effect on the date of termination or, if higher, at the highest annual rate in effect at any time during the 36 month period preceding the change of control date through the date of termination (the "Highest Base Salary"); (ii) the prorated portion of his prior year's annual bonus (the "Recent Bonus"); (iii) the product obtained by multiplying 2.99 times the sum of the Highest Base Salary and the Recent Bonus; and (iv) any amounts previously deferred by the executive (plus any accrued interest thereon) and any accrued vacation pay. In addition, for the remainder of the employment period or such longer period as any plan or policy may provide, the executive shall also be entitled to participate in all plans and continue all benefits at least equal to those he would have received had he not been terminated. Any such payments to be received by the executive shall be "grossed up" to cover any excise tax, interest or penalties imposed under the Code. The employment agreements also provide for indemnification from the company to the executive and for officers' and directors' insurance coverage for the executive for a period of five years following the termination date. For a period of 30 days following the first year after a change of control, the executive can terminate his employment for any reason and receive all the benefits of the agreement as if he had terminated for good reason. Under the employment agreements, assuming a change of control on December 31, 1994, and termination of employment of the named executive for other than cause, death or disability or by the executive for good reason, the company would be required to pay the following amounts: Mr. Stauth, $3,013,913; Mr. Austin, $1,674,603; Mr. Davis, $1,355,646;
Mr. Zaricki, $1,115,220; and Mr. Mealman, $1,145,234. Prior to entering into the employment agreements, the foregoing officers, except for Mr. Zaricki, had been parties to severance agreements with the company. The employment agreements replaced the severance agreements.

     SRP and Trust Agreement. The SRP provides for retirement benefits to be paid to each of the named executive officers upon retirement or in the event his employment is terminated for other than "cause" (as such term is defined in the SRP), death or disability or he terminates his employment for "good reason" (as such term is defined in the SRP) within three years after a change in control of the company or in anticipation of a change of control of the company. Assuming a change of control on December 31, 1994 and the termination of employment of the following persons within three years after that, the company would be required under the SRP to pay the following amounts annually for life to the following named executives: Mr. Stauth, $213,163, Mr. Austin, $106,340, Mr. Davis, $113,148, and Mr. Mealman, $88,829. Mr. Zaricki does not currently participate in the SRP. Due to his retirement in December 1994, this provision is no longer applicable to Mr. Stuard.

     The company has entered into a Supplemental Income Trust (the "Trust"). The board of directors has empowered the Committee in its sole discretion to fund the Trust as it deems appropriate from time to time in order to satisfy the company's obligations to associates with respect to the SRP and the employment agreements, as well as severance agreements and employment agreements available to certain associates who are not named executive officers, including obligations arising following a change in control of the company. The Trust assets relating to company contributions are always subject to the claims of general creditors of the company. No associate with any right to or interest in any benefit or future payments under the Trust will have any right to or security interest in any specific asset of the Trust or any right to assign any benefits or rights which he or she may expect to receive from the Trust.

     Other Arrangements. Pursuant to the provisions of the company's 1990 Stock Incentive Plan, in the event of a change of control of the company, the Committee, in its sole discretion, may accelerate the vesting and payment of any award or may determine that a payment instead of an award may be made. Under Phase III of this plan, adopted in February 1994, which covers the named executive officers, a participant is entitled to receive a cash payment equal to his annual base salary if the event occurs in the first year of the performance cycle, two-thirds of his annual base salary if the event occurs in the second year of the performance cycle and one-third of his annual base salary if the event occurs in the third year of the performance cycle. In addition, the participant shall receive a "gross up" payment to cover any applicable excise tax, interest or penalties imposed under the Code. Pursuant to the provisions of the company's 1990 Stock Option Plan, in the event of a change of control of the company, all options outstanding under the plan, with and without SARs, will become automatically fully vested and immediately exercisable with such acceleration to occur without requirement of any further act by the company or any plan participant. All of the named executive officers participate in the above-described plans.

     Mr. Stuard has entered into an agreement with the company pursuant to which he will act as a consultant following his retirement. Under the agreement, in recognition of his valuable service to the company, he received a $50,000 payment in 1993 and an additional payment of $50,000 in December 1994. At his retirement in December, 1994, he commenced receipt of his retirement benefits under the Pension Plan and the SRP. He also received health insurance for which the company pays premiums until he reaches age 65.

     William M. Lawson, Jr., senior vice president -- corporate development/international operations, became an executive officer of the company in August 1994. From January through July of 1994, a Phoenix-based law firm with whom he was a member received a total of $102,224 from the company for legal services rendered to the company.

ECONOMIC VALUE ADDED INCENTIVE BONUS PLAN

GENERAL

     On March 2, 1995, the board of directors, subject to shareholder approval, adopted the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and Its Subsidiaries (the "EVA Incentive Plan") which will provide a system for determining incentive compensation to be paid to key associates who are selected to be participants and who contribute to the long term growth and profitability of the company. In the event the EVA Incentive Plan is approved by the shareholders, it will replace the FICP for the 25 executive officers and other corporate officers of the company with respect to their bonus determinations for 1995 and future years. The Company intends to expand the number of participants in EVA for 1996 and future years to approximately 1225 additional associates of which approximately 215 (including the 25 officer associates) will participate in the Bonus Bank feature. The remaining approximately 1035 participants will receive 100% of any Final Declared Bonus on an annual basis. To the extent the EVA Incentive Plan is expanded in the future to cover all current FICP participants, the FICP will be terminated. The EVA Incentive Plan will be administered by the Committee. See "Committees of the Board". Although shareholder approval is not required to implement the plan, the board of directors has requested such approval in order to ensure deductibility under the Code for income tax purposes of amounts paid to executive officer associates. See "Report of the Compensation Committee." In the event of a negative vote on the EVA Incentive Plan, it will be terminated. A description of the EVA Incentive Plan appears below. A copy of the EVA Incentive Plan is attached to this proxy statement as Exhibit "A" and the description contained herein is qualified in its entirety by reference to the complete text of the EVA Incentive Plan. Capitalized terms not defined in this summary shall have the meaning ascribed to them in the EVA Incentive Plan.

DESCRIPTION OF THE EVA INCENTIVE PLAN

     The EVA Incentive Plan is designed to better align eligible associates' compensation with shareholder interests, and to promote the maximization of shareholder value over the long term while rewarding associates for creating shareholder value and not rewarding associates for allowing value to erode.

     The plan is structured around an economic value added ("EVA") concept, a financial measurement system or tool, expressed as a formula. EVA is the net operating profit of the company or unit of the company after taxes ("NOPAT"), less a charge for the capital employed by the company or unit in order to produce such profit. NOPAT is net income as determined under generally accepted accounting principles with adjustments. The capital charge is determined by measuring all capital employed to produce the NOPAT and multiplying such capital employed by a weighted average cost of capital rate or required return.

     The EVA Incentive Plan is composed of the following components: (i) the Target Bonus, to be established by the Committee for each participant at the beginning of each Plan Period; (ii) an Actual EVA which is the economic value added performance for a given year of the company or an Operating Unit to which the participant is assigned and is based on actual performance, (iii) a Target EVA, which is automatically set each year based on the average of the prior year's Actual EVA and the prior year's Target EVA plus a fixed dollar amount known as the Expected Improvement; and (iv) a Performance Multiple Factor which is also expressed as a fixed dollar amount and is used to determine the extent to which a difference between the Actual EVA and the Target EVA impacts the actual bonus awarded the participants. The Performance Multiple Factor is fixed each year and reflects the historical volatility of the company's business. The plan also utilizes a Bonus Multiple, which is made up of the sum of the Performance Multiple (the difference between the Actual EVA and the Target EVA divided by the Performance Multiple Factor) and the Target Multiple (fixed at
1). The Initial Declared Bonus is calculated by multiplying the Target Bonus by the Bonus Multiple. In the case of some participants, such amount is divided into two parts: the Direct Portion and the Individual Portion. The Individual Portion is multiplied by an Individual Performance Factor ("IPF") ranging from 0-150%. The IPF for each participant depends on the achievement by that participant of his stated personal key business objectives.

     For the Executive Officer Group, the Final Declared Bonus is deposited into a participant's Bonus Bank which is then added to the Beginning Bonus Bank Balance to calculate the Available Bonus Bank Balance. Bonus payments are then made to the Executive Officer Group participant from the Available Bonus Bank Balance. During years one through four a participant is included in the EVA Incentive Plan, the payout schedule will be: 67%, 50%, 40% and 33%, respectively, and will remain 33% after year four. A Final Declared Bonus may be negative when Target EVA is not attained. If negative declarations continue, a participant's Bonus Bank will have a negative balance. This does not result in a cash cost to the participant, but the participant will not be entitled to a bonus until the Bonus Bank again has a positive balance. Upon retirement, death or termination without Cause, the Bonus Bank Balance will be paid to the participant or his estate, as applicable.

     The following is an example calculation of a bonus for a hypothetical associate assuming an Actual EVA of $200,000,000, a Target EVA of $160,000,000, a Performance Multiple Factor of $80,000,000 and a Target Bonus of $10,000. Seventy percent (70%) of the bonus is based upon total company results (the Direct Portion) and thirty percent (30%) upon achievement of individual key business objectives (the Individual Portion) which is affected by an Individual Performance Factor of 110%:

EVA CALCULATION

Actual EVA ($200,000,000) - Target EVA ($160,000,000) = $40,000,000 /
Performance Multiple Factor ($80,000,000) = .50 (the Performance Multiple).

The Performance Multiple (.50) + the Target Multiple (1.00) = the Bonus Multiple (1.50).

The Target Bonus ($10,000) X the Bonus Multiple (1.50) = $15,000 (the Initial Declared Bonus).

                                                                   BONUS CALCULATION
                                                           ----------------------------------
                                                           DIRECT      INDIVIDUAL      TOTAL
                                                           -------     ----------     -------
Portion..................................................      70%          30%          100%
Initial Declared Bonus...................................  $10,500       $4,500       $15,000
Individual Performance Factor (IPF)......................                  110%
Final Declared Bonus.....................................  $10,500       $4,950       $15,450

BONUS BANK CALCULATION*

                                                                         AMOUNT
                                                                ------------------------
Beginning Bonus Bank Balance                                    $0
+ Final Declared Bonus =......................................  $15,450  (Available
                                                                Bonus Bank Balance)
Available Bonus Bank Balance
X Payout Percentage (67%) =...................................  $10,352  (Bonus Bank
                                                                Payout)
Available Bonus Bank Balance ($15,450) -- Bonus Bank Payout ($10,352) =
  Ending Bonus Bank Balance ($5,098)

- ---------------

*Applicable only to the Executive Officer Group

THE COMMITTEE

     The EVA Incentive Plan will be administered by the Committee composed of not less than three members of the board of directors. No member of the Committee will be an associate of the company or eligible to receive bonuses under the plan. The Committee is authorized and has complete discretion to formulate policies and to establish rules and regulations for the administration of the EVA Incentive Plan and to set or establish the Target Bonus, the Target EVA, the Expected Improvement and the Performance Multiple Factor. Final Declared Bonus payments under the EVA Incentive Plan will only be made with the approval of the Committee whose decision is to be made on or before March 15 of the year subsequent to each Plan Period. The Committee has the discretion to authorize a Gross-Up Payment to cover any excise tax, interest or penalties imposed under the Code with respect to payments made under the plan. The Committee can reduce or eliminate the payment of any bonus under the EVA Incentive Plan. The Committee cannot increase the amount of any Final Declared Bonus.

PARTICIPANTS

     Other than the current 25 participants, it is impossible at this time to determine who among the eligible associates may be selected to be participants in the EVA Incentive Plan. It is expected, however, that these determinations will be made on the basis of the associate's responsibilities and present and potential contribution to the success of the company and its subsidiaries as indicated by the Committee's evaluation of such associate's position. Among those who may qualify as recipients of bonuses under the EVA Incentive Plan will be directors who are officers of the company, officers and other key associates of the company and its subsidiaries who occupy executive, administrative, professional and technical positions. The only current nominee for election as a director who will be eligible to participate in the EVA Incentive Plan is Robert
E. Stauth. The EVA Incentive Plan will only cover executive officers and other corporate officers (25 participants) for 1995. The company intends to expand the EVA Incentive Plan to cover approximately 1225 additional associates in 1996 and future years, however, only approximately 215 (including the current 25 participants), the Executive Officer Group, will participate in the Bonus Bank feature of the plan and the remaining approximately 1035 participants, the Non-Executive Officer Group, will be paid 100% of any Final Declared Bonus on an annual basis.

NEW PLAN BENEFITS

     The following table sets forth the bonus amounts to be received by named executive officers, other than Mr. Stuard, and the other specified groups for the fiscal year ended December 30, 1995, assuming the EVA Incentive Plan is approved by the shareholders. Since Actual EVA is not yet determinable for fiscal 1995, all amounts have been calculated assuming (i) Target EVA (adopted by the Committee on March 1, 1995 for the 25 executive and other corporate officers to be covered in 1995) equals Actual EVA and (ii) where applicable, that the Individual Performance Factor is 100%:

                                                                         EVA INCENTIVE PLAN
                           NAME AND POSITION                              DOLLAR VALUE($)(1)
- -----------------------------------------------------------------------  ------------------
Robert E. Stauth.......................................................         393,819
  Chairman, President and Chief Executive Officer
Gerald G. Austin.......................................................         164,619
  Executive Vice President Operations
E. Stephen Davis.......................................................         140,700
  Executive Vice President Scrivner Group
Thomas L. Zaricki......................................................         117,133
  Senior Vice President Retail Operations
Glenn E. Mealman.......................................................          89,016
  Executive Vice President National Accounts
Executive Group(14)....................................................       1,568,314
Non-Executive Director Group...........................................            -0-(2)
Non-Executive Officer Employee Group(11)...............................         424,938

- ---------------

(1) Amounts shown reflect 67% of the Final Declared Bonus since the remainder is credited to the participant's Bonus Bank.

(2) Non-executive directors are not eligible to participate in the EVA Incentive Plan.

BUSINESS CRITERIA

     The amount of bonus to be paid to participants under the EVA Incentive Plan will be dependent upon the increase in the Actual EVA results realized by the company and/or by the Operating Unit for which the associate performs services and upon the participant's individual performance in the attainment of certain key business objectives.

CHANGE OF CONTROL

     In the event there has been a Change of Control of the company, the Committee, in its sole discretion, may (i) accelerate the vesting and payment of all Available Bonus Bank Balances and the pro-rata amount of the bonus for the year in which the Change of Control occurs, provided, however, no negative amounts will be applied to determine the final amount of the Bonus Bank payments or (ii) determine that a payment in lieu of such amounts shall be made.

EFFECTIVE DATE

     The effective date of the EVA Incentive Plan is January 1, 1995, upon approval of the shareholders at this annual meeting.

AMENDMENTS

     The EVA Incentive Plan may be amended, suspended or terminated at any time at the sole discretion of the board of directors of the company. The Committee may revise the various rates and percentages as provided in the plan from time to time with respect to any future year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE ECONOMIC VALUE ADDED INCENTIVE BONUS PLAN FOR FLEMING COMPANIES, INC. AND ITS SUBSIDIARIES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY ON THEIR PROXIES A CONTRARY CHOICE.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and executive officers, and persons who own more than ten percent of common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of the company. Such persons are also required by applicable regulations to furnish the company with copies of all Section 16(a) forms they file. To the company's knowledge, based solely on a review of the copies of such reports furnished to the company and written representations that no other reports were required to be filed, during 1994 all
Section 16(a) filing requirements were complied with except for one late filing by Mark Batenic, a senior vice president of the company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the audit and finance committee, the board of directors has reappointed Deloitte & Touche LLP as independent auditors for 1995 and is requesting ratification by the shareholders. Deloitte & Touche LLP has audited the consolidated financial statements since 1967.

     Services performed by Deloitte & Touche LLP for the 1994 fiscal year included, among others, the audit of annual financial statements and consultations concerning various tax and accounting matters. Representatives of Deloitte & Touche LLP will attend the meeting, have the opportunity to make a statement if they so desire, and be available to answer questions.

     Ratification of the appointment of independent auditors requires the affirmative vote by the holders of a majority of the stock having voting power present at the meeting. The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

SHAREHOLDER PROPOSALS

     Any proposals of shareholders intended to be presented at the 1996 annual meeting must be received not later than November 24, 1995, to be considered for inclusion in the proxy statement and form of proxy relating to the meeting. No shareholder proposals were received for inclusion in this proxy statement.

OTHER BUSINESS

     The board of directors knows of no business which will be presented for action at the meeting other than that described in the notice of annual meeting. If other matters come before the meeting, the proxies will be voted according to the judgment of the persons named on the proxy card.

     It is important that the proxies be returned promptly. Therefore, shareholders who do not expect to attend the annual meeting in person are requested to complete and return the proxy card as soon as possible.

                                       By Order of the Board of Directors

                                       DAVID R. ALMOND
                                       Senior Vice President
                                       General Counsel and Secretary

                                                                       EXHIBIT A

                              ECONOMIC VALUE ADDED
                INCENTIVE BONUS PLAN FOR FLEMING COMPANIES, INC.
                              AND ITS SUBSIDIARIES

     Fleming Companies, Inc., an Oklahoma corporation, hereby adopts the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and Its Subsidiaries upon the following terms and conditions:

                                   ARTICLE I

                            NAME AND PURPOSE OF PLAN

1.01 Name of the Plan. This Plan shall be known as the Economic Value Added Incentive Bonus Plan For Fleming Companies, Inc. and Its Subsidiaries.

1.02 Purpose of the Plan. The purpose of the Plan is to align the interest of Associates in the Plan with shareholder's interests, to motivate outstanding performance and to reward Associates for significant value creation. The plan will provide a system of incentive compensation which will promote the maximization of shareholder value over the long term. In order to better align eligible Associate incentives with shareholder interests, incentive compensation will reward the creation of value as defined in the Plan. The Plan will tie incentive compensation to Economic Value Added ("EVA") and, thereby, reward eligible Associates for creating value but will not reward eligible Associates for allowing value to erode. EVA will be used as the performance measure of value creation. EVA reflects the benefits and costs of capital employment. Associates create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Associates erode value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed. By imputing the cost of capital to the operating profits generated by a business unit, EVA measures the total value created (or eroded) by Associates.

                                   ARTICLE II

                                  DEFINITIONS

     Unless the context provides a different meaning, the following terms shall have the following meanings.

2.01 "Actual EVA" means Economic Value Added performance for a given fiscal year of the Company and Plan Period based on actual performance.

2.02 "Allocated Target Bonus" means for certain Participants that portion or percentage of the Target Bonus allocated between the Company and/or the Operating Unit(s).

2.03 "Available Bonus Bank Balance" means the sum of an amount equal to the Beginning Bonus Bank Balance and the Final Declared Bonus.

2.04 "Associate" shall mean any person employed by the Company on the basis of an employer-employee relationship who receives remuneration for personal services rendered to the Company.

2.05 "Beginning Bonus Bank Balance" means the amount of money in a Participant's Bonus Bank account on the first day of each Plan Period, as determined under Section 3.09.

2.06 "Board" or "Board of Directors" means the duly elected and acting board of directors of Fleming Companies, Inc., an Oklahoma corporation.

2.07 "Bonus Bank" means a Participant's bonus account into which a portion of each year's bonus may be deposited for future payout.

2.08 "Bonus Bank Payout" means the amount that on an annual basis is paid to the Participant.

2.09 "Bonus Multiple" is the sum of the Performance Multiple plus the Target Multiple and represents the level of EVA performance for any given bonus calculation. The Bonus Multiple is multiplied by the Participant's Target Bonus to determine the Initial or Final Declared Bonus, as the case may be.

2.10 "Capital" means the net investment employed in the operations of the Company or an Operating Unit of the Company and is defined as (i) indebtedness, lease obligations and stockholders' equity or (ii) assets less non-interest-bearing liabilities.

2.11 "Capital Charge" means net capital employed by the Company or an Operating Unit times weighted average Cost of Capital rate for the Company or such Operating Unit.

2.12 "Cause" or termination for "Cause" of a Participant's employment by the Company shall mean termination for one of the following reasons: (i) the conviction of the Participant of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Participant and intended to result in personal enrichment of the Participant at the expense of the Company; (iii) the Participant's "willful" failure to follow a direct lawful written order from his/her supervisor, within the reasonable scope of the Participant's duties, which failure is not cured within 30 days; or
         (iv) the Participant's failure to perform his/her specified duties and responsibilities for a period of 45 days as determined by his/her supervisor after a warning in writing.

2.13 "Committee" means the compensation and organization committee designated by the Board of Directors which committee shall administer the Plan and make all decisions for the Board of Directors and the Company related to the Plan.

2.14 "Company" means Fleming Companies, Inc., an Oklahoma corporation or its successor, and such term shall include any Subsidiary.

2.15 "Cost of Capital" for either the Company or an Operating Unit means the weighted average of the cost to the Company or the Operating Unit, as the case may be, for borrowed money or lease obligations (including the amount of capitalized operating leases) plus the equivalent cost of the use of the amount of equity supplied by the shareholders, such cost being for the business risk adjusted for the tax benefits of debt financing.

2.16 "Direct Portion" means that portion of certain of the Participant's Initial Declared Bonus fixed by the Committee attributable to the attainment of EVA by the Company and, if applicable, the Participant's Operating Unit and together with the Individual Portion constitutes the Final Declared Bonus.

2.17 "Disability" means any Participant who shall be mentally or physically disabled from properly or fully performing his/her duties and responsibilities of employment with the Company for a period of 120 consecutive days, or 180 days, even though not consecutive, within any 360-day period, all as determined by the Committee in good faith and supported by medical evidence.

2.18 "Economic Value Added" or "EVA" means the excess NOPAT that remains after subtracting the Capital Charge, expressed as follows: EVA = NOPAT -- Capital Charge.

2.19 "Ending Bonus Bank Balance" means the amount of money in a Participant's Bonus Bank account as of the last day of each Plan Period, after application of Section 3.09.

2.20 "Executive Officer Group" means a select group of key management Associates who are highly compensated and who are members of the Board and also officers of the Company, executive officers, other officers and other Associates who occupy executive or administrative positions within the Company.

2.21 "Expected Improvement" determined for the Company and each Operating Unit means a dollar amount based on the expected performance of the Company over several years and is tied to the share price of the Company's stock. It does not vary from year to year unless there is a significant change in the Capital employed.

2.22 "Final Declared Bonus" means the amount of the finally determined Participant's bonus for a Plan Period calculated by multiplying the Participant's Target Bonus by the Bonus Multiple unless the bonus results from the application of the Individual Performance Factor. If the Individual Performance Factor is applicable, then the

         Final Declared Bonus means the sum of the Direct Portion and the Individual Portion of the Initial Declared Bonus after application of the Individual Performance Factor. The Final Declared Bonus can be positive or negative.

2.23 "Individual Performance Factor" means the component (ranging from 0-150%) by which the Individual Portion of the Participant's Initial Declared Bonus is multiplied to determine the Individual Portion of the Participant's Final Declared Bonus and is based upon the achievement of stated key business objectives.

2.24 "Individual Portion" means that portion of certain of the Participant's Initial Declared Bonus fixed by the Committee to which is applied the Individual Performance Factor in order to reflect the achievement (or failure to achieve) of stated key business objectives and together with the Direct Portion constitutes the Final Declared Bonus.

2.25 "Initial Declared Bonus" means the amount of the initially determined Participant's bonus for a Plan Period calculated by multiplying the Participant's Target Bonus or, in respect to Participants whose bonuses are divided between the Company and Operating Unit(s), their Allocated Target Bonus by the Bonus Multiple. It is determined before the allocation of the bonus between the Direct Portion and the Individual Portion. The Initial Declared Bonus may be positive or negative.

2.26 "Net Operating Profit After Tax" or "NOPAT" means the after tax operating earnings of the Company for the Plan Period in question adjusted for non-operating activities.

2.27 "Non-Executive Officer Group" means a group of key Associates who occupy administrative, professional and technical positions with the Company.

2.28 "Operating Unit" means a business segment or unit of the Company identified by the Committee for the purpose of calculating EVA and EVA based bonus awards for certain Participants.

2.29 "Participant" means any Associate of the Company designated by the Committee as a Participant in the Plan with respect to any Plan Period, more particularly defined in Section 3.01 below.

2.30     "Payout Percentage (%)" has the meaning set forth in Section 3.09.

2.31 "Performance Multiple" is the factor used to determine the Bonus Multiple and is calculated by subtracting the Target EVA from the Actual EVA and dividing the result by the Performance Multiple Factor to obtain the Performance Multiple.

2.32 "Performance Multiple Factor" means the component which determines the degree to which a difference between Actual EVA and Target EVA impacts the Initial Declared Bonus. It is expressed as a fixed dollar amount and reflects the historical volatility of the Company's business.

2.33 "Performance Weighting" means the percentage of an Associate's bonus which is based on Operating Unit(s) or total Company performance.

2.34 "Plan" means the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and Its Subsidiaries.

2.35 "Plan Period" means any annual period corresponding to the Company's fiscal year with respect to which EVA is calculated for the Company and/or the Operating Unit(s) for purposes of calculating bonus awards to any Participant under the Plan.

2.36 "Subsidiary" shall mean any corporation which is consolidated with the Company under generally accepted accounting principles.

2.37 "Target Bonus" means the potential bonus set annually by the Committee for each Participant. The Initial Declared Bonus equals the Target Bonus when Target EVA is achieved.

2.38 "Target EVA" means the average of the prior year's Actual EVA and the prior year's Target EVA, plus the Expected Improvement.

2.39 "Target Multiple" means a factor used to determine the Bonus Multiple which is always 1.0.

                                  ARTICLE III

                                    THE PLAN

3.01 Plan Participation. The Plan shall apply to Participants selected by the Committee from two groups of Associates (i) the Executive Officer Group and (ii) the Non-Executive Officer Group. Only the Executive Officer Group shall be eligible to participate in the Bonus Bank portion (Section 3.09) of the Plan.

3.02 Target Bonus. Target Bonuses for each Participant will be determined annually by the Committee prior to March 15th for the current Plan Period.

3.03 Target EVA. The Target EVA for Plan Period 1 of the Plan for each Participant and each year thereafter will be equal to the average of the prior year's Actual EVA and prior years Target EVA plus the Expected Improvement.

3.04 Expected Improvement. The Expected Improvement is a factor that is used to assure that a minimum level of improvement is achieved in order to earn bonus awards. The Expected Improvement is fixed by the Committee each Plan Period for the total Company and each Operating Unit and is added to the average of the prior year's Actual EVA and prior year's Target EVA to calculate the current year's Target EVA. Expected Improvement for each Operating Unit is determined based on the Operating Unit's historical and prospective EVA performance as well as capital employed. The dollar amount does not change from year to year unless there is a significant change in the Capital employed.

3.05 Performance Multiple Factor. The Performance Multiple Factor is the EVA component which determines the degree to which a difference between Actual EVA and Target EVA impacts the Final Declared Bonus. The Performance Multiple Factor is a dollar amount fixed by the Committee each Plan Period for the total Company and each Operating Unit to reflect the historical volatility of the business.

3.06 Bonus Multiple Calculation. The Target Bonus (or Allocated Target Bonus for those Participants whose bonuses are calculated based upon Operating Unit operations, as well as the total Company) is multiplied by the Bonus Multiple to calculate the Initial Declared Bonus.

3.07 Performance Weighting. For each Plan Period the Committee will determine for each Participant, if applicable, the Performance Weighting percentages for the Company and the applicable Operating Unit.

3.08 Direct Portion and Individual Portion. Where applicable, bonuses will be based on both a Direct Portion and an Individual Portion each expressed as percentages of the Initial Declared Bonus. The Direct Portion is the amount of the Initial Declared Bonus that becomes a portion of the Final Declared Bonus based on actual EVA performance. The Individual Portion will be calculated as the non-direct portion of the Initial Declared Bonus (Initial Declared Bonus -- Direct Portion). In order to determine the Individual Portion of the Final Declared Bonus, the Individual Portion of the Initial Declared Bonus is multiplied by the Participant's Individual Performance Factor. The Individual Performance Factor range is 0-150%. The sum of Direct Portion of the Final Declared Bonus and Individual Portion of the Final Declared Bonus is the Final Declared Bonus. The Committee will determine annually for each Participant, if applicable, the Direct Portion Percentage and the Individual Portion Percentage of the Initial Declared Bonus.

3.09 Bonus Bank. The Bonus Bank exists to encourage Participants in the Executive Officer Group to focus on long-term Company and/or Operating Unit(s) performance by placing a component or portion of each year's Final Declared Bonus at risk. Each Executive Officer Group Participant, upon becoming a Participant in the Plan, will begin with a zero balance in his/her Bonus Bank. The Bonus Bank will operate as follows:

          -- The Final Declared Bonuses plus an amount equal to the Beginning
             Bonus Bank Balance will equal the Available Bonus Bank Balance.
          -- Bonus Bank Payout will be determined by multiplying the Available
             Bonus Bank Balance for each Executive Officer Group Participant by the Payout Percentage (%) for the indicated Plan Period.

                                         PLAN                            PAYOUT
                                        PERIOD                        PERCENTAGE(%)
                  --------------------------------------------------  -------------
                  Plan Period 1.....................................        67
                  Plan Period 2.....................................        50
                  Plan Period 3.....................................        40
                  Plan Period 4 & thereafter........................        33


          -- The Bonus Bank Payout shall first be paid out of any positive Final
             Declared Bonus earned for the applicable Plan Period.
          -- To the extent, if any, that a positive Final Declared Bonus exceeds the Bonus Bank Payout, such excess shall be credited to the Beginning Bonus Bank Balance.
          -- In the event that the Bonus Bank Payout exceeds the Final Declared
             Bonus, the amount by which the Bonus Bank Payout exceeds the greater of (i) the Final Declared Bonus or (ii) zero shall be paid from and reduce the Beginning Bonus Bank Balance.
          -- The Beginning Bonus Bank Balance shall be reduced by the amount of any negative Final Declared Bonus.
          -- The Beginning Bonus Bank Balance after adjustment under the preceding three paragraphs will equal the Ending Bonus Bank
             Balance.  The Ending Bonus Bank Balance will become the Beginning
             Bonus Bank Balance for the following year's EVA bonus calculation.

3.10 Working Plan Example -- Executive Officer Group. The following represents an example of the mechanics of the Plan. The assumptions for the example are as follows:

An Executive Officer Group Participant has his/her bonus based Twenty-Five Percent (25%) on total Company results and Seventy-Five Percent (75%) on Operating Unit results. The Individual Portion is determined to be Thirty Percent (30%) of the Initial Declared Bonus with an Individual Performance Factor of One Hundred Ten Percent (110%). The Target Bonus is $10,000. (This example is illustrative only as the Performance Multiple Factor, the Performance Weighting ratios, the Direct and Individual Portions of the Initial Declared Bonus and the Individual Performance Factor will not be the same for each Participant and will not be factors in determining bonuses for some Participants.)

                           THE EVA BONUS CALCULATION

                                                                  OPERATING
                                                THE COMPANY         UNIT
                                                ------------      ---------
            Actual EVA                          $200,000,000      $2,100,000
     -      Target EVA                          $160,000,000      $2,000,000
            ------------------------------      ------------      ----------
     =      Actual EVA - Target EVA             $ 40,000,000      $  100,000
     /      Performance Multiple Factor         $ 80,000,000      $  500,000
            ------------------------------      ------------      ----------
     =      Performance Multiple                       0.50x           0.20x
     +      Target Multiple                            1.00x           1.00x
            ------------------------------      ------------      ----------
     =      Bonus Multiple                             1.50x           1.20x

- --------------------------------------------------------------------------------

                                                                  OPERATING
                                                THE COMPANY         UNIT             TOTAL
                                                ------------      ---------         --------
            Performance Weighting                        25%            75%             100%
            Allocated Target Bonus              $      2,500      $   7,500         $ 10,000
     x      Bonus Multiple                             1.50x          1.20x
            ------------------------------      ------------      ---------
     =      Initial Declared Bonus              $      3,750      $   9,000         $ 12,750

- --------------------------------------------------------------------------------

                                                   DIRECT         INDIVIDUAL         TOTAL
                                                ------------      ---------         --------
            Portion                                      70%            30%             100%
            Initial Declared Bonus              $      8,925      $   3,825         $ 12,750
            Individual Performance Factor                N/A           110%
            Final Declared Bonus                $      8,925      $   4,208         $ 13,133

- --------------------------------------------------------------------------------

    Bonus Bank*
            Beginning Bonus Bank Balance                          $       0
     +      Final Declared Bonus                                  $  13,133
            ------------------------------                        ---------
     =      Available Bonus Bank Balance                          $  13,133
     x      Payout Percentage                                           67% (first year)
            ------------------------------                        ---------
     =      BONUS BANK PAYOUT                                     $   8,799
            ------------------------------                        ---------
            Ending Bonus Bank Balance                             $   4,334
    *Applicable only to the Executive Officer Group.

3.11     Non-Executive Officer Group Participants. The Plan as described in this
         Article III, with the exception of Section 3.09, shall be applicable to Participants in the Non-Executive Group. The Bonus Bank as provided in
         Section 3.09 shall not be applicable to the Non-Executive Officer
         Group.

                                   ARTICLE IV

                              PLAN ADMINISTRATION

4.01 New Associates/Promotions. New Associates who qualify for the Plan and Associates promoted into the Plan will participate on a pro rata basis in the year of entry. The Bonus Bank Payout schedule for these Associates will be as established as set forth in Section 3.09 of this Plan.

4.02 Transfers. For the year of the transfer of a Participant from one Operating Unit to another Operating Unit, the amount of the Target Bonus shall be divided between Operating Units pro rata as to the Company's accounting periods. All other components applicable to the computation of the transferring Participant's Final Declared Bonus for the year of transfer shall be applied to the portion of the Target Bonus allocated to each Operating Unit.

4.03 Voluntary Resignations. Voluntary resignations or terminations will result in the forfeiture of the balance in the Participant's Bonus Bank. The Bonus Bank Payout for the immediately preceding year shall also be forfeited unless the Bonus Bank Payouts for such year for all Plan Participants, including such terminating Participant, have been approved for payment by the Committee.

4.04 Retirement. A Participant who retires from the Company under normal rules and procedures established by the Company and has a positive Bank Balance shall receive full payment of his/her Bonus Bank including the pro rata portion of any positive Final Declared Bonus and Bonus Bank Payout attributable to such Participant under the Plan computed on a pro rata basis for the year in which he/she retires subject to the provisions of Section 6.04 of this Plan; provided, however, that in determining the amount of the Final Declared Bonus for the year of retirement, no negative amounts will be applied to determine the final amount of the Bonus Bank to be paid to such retiring Participant. Such payment may be made over one or two years.

4.05 Termination With Cause. Termination with Cause will result in the forfeiture of the Participant's Bonus Bank. The Bonus Bank Payout for the immediately preceding year shall also be forfeited unless the Bonus Bank Payouts for such year for all Plan Participants, including such terminating Participant, have been approved for payment by the Committee.

4.06 Termination Without Cause. A Participant who is terminated without Cause and who has a positive Bank Balance in his/her Bonus Bank shall receive full payment of his/her Bonus Bank at the regular time for making bonus payments with respect to the year of such termination, including the pro rata portion of any positive Final Declared Bonus and Bonus Bank Payout attributable to such Participant under the Plan computed on a pro rata basis for the year in which termination occurs, subject to the provisions of Section
         6.04 of this Plan; provided, however, that in determining the amount of the Final Declared Bonus for the year of termination, no negative amounts will be applied to determine the final amount of the Bonus Bank to be paid to such terminating Participant.

4.07 Death/Disability. A Participant who dies or suffers Disability while in employment with the Company shall receive full payment of his/her Bank Balance and pro-rata bonus for the year in which he/she dies or becomes disabled, including the pro rata portion of any positive Final Declared Bonus and Bonus Bank Payout attributable to such Participant under the Plan; provided, however, no negative amounts will be applied to determine the final amount of the Bonus Bank to be paid to such disabled Participant or the estate of such deceased Participant. Such payment will be made at the regular time for making bonus payments in respect to the year of such death or Disability.

                                   ARTICLE V

                               GENERAL PROVISIONS

5.01 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

5.02 Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

5.03 No Prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any Associate any contractual or other right to participate in the benefits of the Plan. No award to any such Participant in any Plan Period shall be deemed to create a right to receive any award or to participate in the benefits of the Plan in any subsequent Plan Period.

5.04 Claims for Benefits. In the event a Participant (a "claimant") desires to make a claim with respect to any of the benefits provided hereunder, the claimant shall submit evidence satisfactory to the Committee of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the event which the claimant asserts entitles him to benefits. Failure by the claimant to submit his claim within such ninety (90) day period shall bar the claimant from any claim for benefits under the Plan.

5.05 Appeal of Decisions. In the event that a claim which is made by a claimant is wholly or partially denied, the claimant will receive from the Committee a written explanation of the reason for denial and the claimant or his duly authorized representative may appeal the denial of the claim to the Committee at any time within ninety (90) days after the receipt by the claimant of written notice from the Committee of the denial of the claim. In connection therewith, the claimant or his duly authorized representative may request a review of the denied claim; may review pertinent documents; and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of a request for review, shall furnish the claimant with a decision in writing, including the specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific reference to the pertinent provisions of the Plan upon which the decision is based. In reaching its decision, the Committee shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan, and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

5.06 Action Taken in Good Faith; Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Associates who have received, or may be entitled to receive awards, the Company and all other interested parties. No member of the Committee, nor any officer, director, Associate or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in circumstances involving actual bad faith or willful misconduct. In addition to such other rights of indemnification as they may have as members of the Board of Directors, as members of the Committee or as officers or Associates of the Company, all members of the Committee and any officer, Associate or representative of the Company acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys' fees actually and necessarily incurred, in connection with the defense of any civil or criminal action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the actions or omissions of the persons seeking indemnification under this
         Section 5.06 constituted bad faith or willful misconduct and provided that such person claiming indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if such person claiming indemnification is entitled to be indemnified as provided in this Section.

5.07 Rights Personal to Associate. Any rights provided to an Associate under the Plan shall be personal to such Associate, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his/her lifetime, only by such Associate.

5.08 Distributions upon Termination of Plan. Upon termination of the Plan by the Board of Directors, which the Board of Directors has reserved the right to do at any time, all of the Participants shall have the right to receive the benefits of a Participant who has been terminated without Cause as provided in Section 4.06 of this Plan.

5.09 Suspension of the Plan. In the event of a suspension of the Plan by the Board of Directors, which the Board of Directors has reserved the right to do at any time, no awards under the Plan for the Plan Period during which such suspension occurs shall affect the calculation of awards for any subsequent period in which the Plan is continued.

                                   ARTICLE VI

                                  LIMITATIONS

6.01 No Continued Employment. Neither the establishment of the Plan nor the grant of an award under the Plan shall be deemed to constitute an express or implied contract of employment of any Participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any Associate with or without Cause at any time.

6.02 No Vested Rights. Except as expressly provided herein, no Associate or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his/her Bonus Bank and no officer or employee of the Company or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

6.03 Not Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its Associates. The Company assumes and shall have no obligation to Participants except as expressly provided in the Plan. This is a complete statement of the terms and conditions of the Plan.

6.04 Approval By The Committee. On or before March 15th of the year subsequent to each Plan Period, the Committee shall review the Final Declared Bonuses of each Participant for the preceding Plan Period and approve or reject such bonuses. In addition, the Committee has the right to reduce or eliminate the amount of the Final Declared Bonus of any Participant during any Plan Period in the event the Committee determines in its sole discretion such amount to be excessive or is not warranted. The Committee cannot, however, increase Final Declared Bonuses for any of the Participants.

6.05 Other Plans. Nothing contained herein shall limit the Company's power to grant bonuses to Associates of the Company, whether or not they are Participants in this Plan.

                                  ARTICLE VII

                       ACCELERATION ON CHANGE OF CONTROL

7.01 Change of Control. In the event that there has been a Change of Control (as defined hereafter), the Committee, in its sole discretion, may (i) accelerate the vesting and payment of all Bonus Banks and the pro-rata amount of the bonus for the year in which the Change of Control occurs, provided, however, no negative amounts will be applied to determine the final amount of the Bonus Banks to be paid to such Participants or (ii) determine that a payment in lieu of such amounts shall be made. Anything in this Plan to the contrary notwithstanding, if a Participant's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan as to such terminated Participant, a Change of Control shall mean the date immediately prior to the date of such termination. For the purpose of this Plan, a "Change of Control" shall mean:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
              (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to

              Section 7 of the Rights Agreement between the Company and the Liberty National Bank and Trust Company of Oklahoma City dated as of July 7, 1986 together with any additional amendments thereto (collectively the "Rights Agreement") lowers the threshold amounts set forth in Section 1(a) or 3(a) of the Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold set pursuant to Section 7 of the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition previously approved by the Incumbent Board, (v) any acquisition approved by the Incumbent Board within five (5) business days after the Company has notice of such acquisition, or (vi) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 7.01; or

              (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

              (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

7.02     Certain Additional Payments by the Company.

              (a) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributa-ble pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 7.02) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then, the Committee may, in its sole discretion, authorize an additional payment (a "Gross-Up Payment") to the Participant in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. In the event the Committee determines that Gross-Up Payments shall be made to the Participants, the procedures set forth in Section 7.02(b) through 7.02(d) shall apply.

              (b) Subject to the provisions of Subsection 7.02(c) below, all determinations required to be made under this Section 7.02, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP, Oklahoma City, Oklahoma or such other certified public accounting firm as may be designated by the Participant (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within 15 business days of the receipt of notice from the Participant that there has been a Payment which would be subject to the Excise Tax, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Participant shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7.02, shall be paid by the Company to the Participant within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with a written opinion that failure to report the Excise Tax on the Participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Subsection 7.02(c) and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant.

              (c) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Participant is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

                   (i) give the Company any information reasonably requested by the Company relating to such claim,

                   (ii) take such action in connection with contesting such
              claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                   (iii) cooperate with the Company in good faith in order
              effectively to contest such claim, and

                   (iv) permit the Company to participate in any proceedings
              relating to such claim;

              provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Subsection 7.02(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

              (d) If, after the receipt by the Participant of an amount advanced by the Company pursuant to Subsection 7.02(c), the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of Subsection 7.02(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to Subsection 7.02(c), a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.01 Authority. Except as otherwise expressly provided herein, full power and authority to interpret and administer this Plan shall be vested in the Committee. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Any decision taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them except only with respect to appeals of decisions with respect to claims as provided in Section 5.05 of the Plan.

8.02 Notice. Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his/her business address or office location.

8.03     Effective Date. This Plan shall be effective as of January 1, 1995.

8.04 Amendments. This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board of Directors of the Company. The Committee may revise the various rates and percentages as provided in the Plan from time to time with respect to any future Plan Period. Notwithstanding the foregoing, after approval by the Committee pursuant to Section 6.04 of this Plan, no change in the Plan shall be effective to eliminate or diminish the distribution of any award that has been allocated to the Bonus Bank of a Participant prior to the date of such amendment, suspension or termination contrary to the terms of the Plan in effect as of the date on which such award was made. Notice of any amendment, suspension or termination of the Plan shall be given promptly to each Participant.

8.05 Restrictions on Alienation. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit under this Plan, then such right or benefit shall, in the discretion of the Committee cease, and in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Participant, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion, may deem proper.

8.06 No Trust. No action under this Plan by the Company, its Board of Directors or the Committee shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant or any other persons otherwise entitled to benefits hereunder. The status of the Participant with respect to any liabilities assumed by the Company hereunder shall be solely that of an unsecured creditor of the Company who employs such Participant. Any asset acquired or held by the Company in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be, and remain a general, unpledged, unrestricted asset of the Company at all times subject to the claims of general creditors of the Company.

8.07 Withholding and Other Employment Taxes. The Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income or other taxes relating to any payments made under this Plan.

8.08 Applicable Law. This Plan shall be construed in accordance with the provisions of the laws of the State of Oklahoma.

8.09 Articles and Section Titles and Headings. The titles and headings at the beginning of each Article and Section shall not be considered in construing the meaning of any provisions in this Plan.

                                  P R O X Y

                           FLEMING COMPANIES, INC.
                        ANNUAL MEETING OF SHAREHOLDERS


Robert E. Stauth, Harry L. Winn, Jr. or David R. Almond is hereby constituted the proxy of the undersigned with full power of substitution to represent and vote all shares of stock of the undersigned at the annual meeting of shareholders of Fleming Companies, Inc., or any adjournment thereof, to be held May 3, 1995, at 10:00 a.m.

I.    Election of Directors

                                                          Withhold authority to
              For all nominees                            vote for all nominees
      /___/   listed below                      /___/     listed below

      Robert E. Stauth, Archie R. Dykes and John A. McMillan (for three-year terms), and Guy A. Osborn (for two-year term)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

________________________________

II. Approval of the Economic Value Added Incentive Bonus Plan for Fleming Companies, Inc. and Its Subsidiaries

      /___/   For               /___/   Against               /___/   Abstain

III.  Ratification of Deloitte & Touche LLP as independent auditors for 1995.

      /___/   For               /___/   Against               /___/   Abstain

IV. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

             The shares represented by this proxy will be voted as specified, or if no direction is indicated, they will be voted FOR the election of the directors nominated by the board and FOR Items II and III. The board of directors recommends a vote FOR each of these items.


PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.


[LOGO]      SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON

     I RESERVE THE RIGHT TO REVOKE THIS PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF.


                                             ----------------------------------
                                                         Signature

                                             ---------------------, 1995

                                             ----------------------------------
                                             Please sign exactly as name
                                             appears below, indicating
                                             official position or
                                             representative capacity.


                  FOR JOINT ACCOUNTS EACH OWNER SHOULD SIGN

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS